FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

_____________________________

Entergy Texas, Inc.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	1-34360 (Commission File Number)	61-1435798 (I.R.S. Employer Identification No.)
350 Pine Street Beaumont, Texas 77701 (409) 981-2000 (Address of principal executive offices, including zip code)
_______________________________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
First Mortgage Bonds, 5.625% Series due June 1, 2064	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates:  333-190911-04
     (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:   None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Dawn A. Balash, Esq.                                                    Kimberly M. Reisler, Esq.
Entergy Services, Inc.                                               Morgan, Lewis & Bockius LLP
639 Loyola Avenue                                                         101 Park Avenue
New Orleans, Louisiana 70113                                           New York, New York  10178-0060
(504) 576-6755                                                                  (212) 309-6289

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the First Mortgage Bonds, 5.625% Series due June 1, 2064 (the “Bonds”) of Entergy Texas, Inc. (the “Company”), a Texas corporation.

A description of the Bonds is contained in the Prospectus included in the Company’s Registration Statement on Form S-3, Registration Statement File No. 333-190911-04, filed as an automatic shelf registration statement (the “Registration Statement”).  The Registration Statement was effective upon its filing with the Securities and Exchange Commission (the “SEC”) on August 30, 2013.  The Registration Statement was supplemented by a Preliminary Prospectus Supplement dated May 13, 2014 and a Prospectus Supplement dated May 13, 2014, each relating to the Bonds and filed pursuant to Rule 424(b) under the Securities Act of 1933.  Such description, as so supplemented, is incorporated herein by reference.

Item 2.    Exhibits.

The Bonds described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

Exhibit	Description	Method of Filing
1*	Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, between Entergy Texas, Inc., and The Bank of New York Mellon, as Trustee, as amended (the “Mortgage”).	Exhibit 4(h)(2) to Entergy Texas, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 in File No. 000-53134.
2*	Form of Officer’s Certificate for the creation of a series of Bonds under the Mortgage.	Exhibit 4.02 to Entergy Texas, Inc. Registration Statement on Form S-3 in File No. 333-153442.
* Previously filed as indicated and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 13, 2014	ENTERGY TEXAS, INC. By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer